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                                                                    EXHIBIT 23.4


The Board of Directors
Intracel Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data for PerImmune Holdings and Predecessor Companies" and "Experts" in the prospectus.

/s/ KPMG LLP

Baltimore, Maryland
January 20, 1999